UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

370 17th Street, Suite 3900
Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In November 2006, Venoco, Inc. (“Venoco” or the “company”), through a subsidiary, entered into an agreement with a subsidiary of Denbury Resources Inc. (“Denbury”) pursuant to which Denbury has an option to acquire certain properties in the Hastings complex in Texas (the “properties”) from Venoco for use in a proposed CO2 enhanced recovery project in which Venoco will have a continuing interest.  On August 29, 2008, Denbury and Venoco entered into an amendment to the agreement pursuant to which (i) Denbury exercised its option to acquire the properties effective January 1, 2009 and (ii) certain of Denbury’s performance commitments with respect to the implementation of the CO2 project were extended by one year.  Except as set forth in the amendment, the terms of the initial agreement, including the terms governing Venoco’s retained interest in the CO2 project and the determination of the purchase price for the properties, are unaffected by the amendment.

The foregoing summary does not purport to be a complete description of the amendment or the agreement as amended.  The foregoing is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1, and the initial agreement, a copy of which is attached as Exhibit 10.1 to the company’s Current Report on Form 8-K filed on November 9, 2006.  Each of the initial agreement and the amendment is incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

                On August 29, 2008, J. Timothy Brittan resigned from the company’s board of directors, effective immediately.  The company is discussing a potential agreement with Infinity Oil & Gas, Inc. (“Infinity”) pursuant to which the company would acquire certain acreage in Texas from, and participate in an area of mutual interest with, Infinity.  The maximum aggregate consideration payable by the company pursuant to the agreement is expected to be approximately $11.0 million.  Mr. Brittan, who is the president and a principal owner of Infinity, informed the company that he resigned in order to avoid conflicts of interest that may arise from the agreement.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

10.1	First Amendment to Option Agreement, by and between TexCal Energy South Texas, L.P. and Denbury Onshore, LLC, dated as of August 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 2, 2008

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer